Exhibit 4.12

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) THE SALE IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND REGULATIONS, (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE IN ACCORDANCE WITH (C) OR (D) ABOVE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.  “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

GOLDRICH MINING COMPANY

CLASS N-2 WARRANTS
TO PURCHASE SHARES

OF COMMON STOCK OF

GOLDRICH MINING COMPANY

CERTIFICATE NO.: X

Class N-2 Warrant to Purchase

X Shares of Common Stock

June X, 2014

FOR VALUE RECEIVED, GOLDRICH MINING COMPANY, an Alaska corporation (the “Company”), hereby certifies that X, its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Class N-2 Warrant, to purchase from the Company, at the times specified herein, X fully paid and non-assessable shares of common stock of the Company, par value $0.10 per share (the “Common Shares”), at a purchase price per share equal to the Exercise Price (as hereinafter defined).

Exhibit B - 1

1.

Definitions.  (a)  The following terms, as used herein, have the following meanings:

“Affiliate” shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

“Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in the City of Spokane, Washington are authorized by law to close.

“Common Stock” means the Common Stock, par value $0.10 per share, of the Company.

“Duly Endorsed” means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the Financial Industry Regulatory Authority.

“Exercise Date” means the date a Warrant Exercise Notice is delivered to the Company in the manner provided in Section 9 below.

“Exercise Price” means $0.055.

“Expiration Date” means 5:00 p.m. (Spokane, Washington) on June X, 2019; provided that if such date shall in the City of Spokane, Washington be a holiday or a day on which banks are authorized to close, then 5:00 p.m. on the next following day which in the City of Spokane, Washington is not a holiday or a day on which banks are authorized to close.

“Initial Warrant Issue Date” means the date hereof.

“Person” means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Warrant Shares” means the Common Shares deliverable upon exercise of this Class N-2 Warrant, as adjusted from time to time.

2.

Exercise of Class N-2 Warrant.

(a)

Subject to Section 2(f), the Holder is entitled to exercise this Warrant in whole or in part at any time on or after the Initial Warrant Exercise Date until the Expiration Date.  To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto.  No earlier than five (5) days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price.  Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.  No fractional shares will be issued.

(b)

The Exercise Price may be paid to the Company in cash or by certified or official bank check or bank cashier's check payable to the order of the Company, or by wire transfer or by any combination of cash, check or wire transfer.

(c)

If the Holder exercises this Class N-2 Warrant in part, this Class N-2 Warrant Certificate shall be surrendered by the Holder to the Company and a new Class N-2 Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company.  The Company shall register the new Class N-2 Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder and deliver the new Class N-2 Warrant Certificate to the Person or Persons entitled to receive the same.

(d)

Upon surrender of this Class N-2 Warrant Certificate in conformity with the foregoing provisions,

Exhibit B - 2

the Company shall transfer to the Holder of this Class N-2 Warrant Certificate appropriate evidence of ownership of the Common Shares or other securities or property to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property to the Person or Persons entitled to receive the same.

(e)

In no event may the Holder exercise these Warrants in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “U.S. Securities Act”), or the Holder is a non-U.S. person (as defined in Regulation S of the U.S. Securities Act) exercising these Warrants in an “off shore transaction” in accordance with the requirements of Regulation S of the U.S. Securities Act.

3.

Redemption.  The Company shall have the right to redeem any or all outstanding and unexercised Warrants evidenced hereby at a redemption price of $0.001 per Warrant upon fourteen (14) days’ written notice in the event (i) a registration statement under the United States Securities Act of 1933, as amended, registering for sale the Warrant Shares, has been filed with the United States Securities and Exchange Commission and is in effect on the date of written notice of the redemption (the “Notice Date”) and the redemption date contained therein (the “Redemption Date”) , (ii) there exists on the Notice Date a public trading market for the Company's Common Stock and such shares are listed for quotation on the NASDAQ Stock Market, the OTC Electronic Bulletin Board, or a national exchange (iii) the weighted average public trading price of the Company's Common Stock has equaled or exceeded 200% of the Exercise Price, as then in effect, for twenty (20) out of thirty (30) consecutive trading days immediately preceding the Notice Date, and (iv) the average daily trading volume of the Common Stock for the twenty (20) out of thirty (30) consecutive trading days immediately preceding the Notice Date was at least 120,000 shares.  On each occasion that the Company elects to exercise its rights of redemption, the Company must mail such written notice within fourteen (14) days following the satisfaction of all of the foregoing conditions.  The holders of the Warrants called for redemption shall have the right to exercise the Warrants evidenced hereby until the close of business on the date next preceding the Redemption Date.  On or after the Redemption Date, the holder hereof shall have no rights with respect to this Warrant except the right to receive $0.001 per Warrant upon surrender of the Warrant.

4.

Restrictive Legend.  Certificates representing Common Shares issued pursuant to this Class N-2 Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Class N-2 Warrant Certificate to the extent that and for so long as such legend is required pursuant to applicable law.

5.

Covenants of the Company.

(a)

The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Class N-2 Warrant such number of its authorized but unissued Common Shares or other securities of the Company from time to time issuable upon exercise of this Class N-2 Warrant as will be sufficient to permit the exercise in full of this Class N-2 Warrant.  All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

(b)

The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Class N-2 Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Common Shares receivable upon the exercise of this Class N-2 Warrant above the amount payable therefore upon such exercise immediately prior to such increase in par value; (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Class N-2 Warrant; and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Class N-2 Warrant.

(c)

Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the Common Shares issuable upon exercise of the Class N-2 Warrants, the

Exhibit B - 3

Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Shares at such adjusted Exercise Price.

(d)

Before taking any action which would result in an adjustment in the number of Common Shares for which this Class N-2 Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)

The Company covenants that during the period the Class N-2 Warrant is outstanding, it will use its best efforts to comply with any and all reporting obligations under the Securities Exchange Act of 1934, as amended.

(f)

The Company will take all such reasonable action as may be necessary (i) to maintain a Principal Market for its Common Shares in the United States and (ii) to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Shares may be listed.

(g)

The Company shall preserve and maintain its corporate existence and all licenses and permits that are material to the proper conduct of its business.

(h)

The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Class N-2 Warrant.

6.

Registration.

(a)

Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated b the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

(b)

This Warrant is non-transferable

(c)

The Holder agrees that it will not transfer, hypothecate, sell, assign, pledge or encumber any Warrants or Warrant Shares unless such securities are registered under the U.S. Securities Act and registered or qualified under any applicable state securities laws or such transfer is affected pursuant to an available exemption from registration.

7.

Anti-Dilution Provisions.  The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Class N-2 Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)

In case the Company shall (i) declare a dividend or make a distribution on its outstanding Common Shares in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of shares, or (iii) combine or reclassify its outstanding Common Shares into a smaller number of shares, the number of Warrant Shares shall be proportionately adjusted to reflect such dividend, distribution, subdivision, reclassification or combination. For example, if the Company declares a 2 for 1 stock split and the number of Warrant Shares immediately prior to such event was 200,000, the number of Warrant Shares immediately after such event would be 400,000.  Such adjustment shall be made successively whenever any event listed above shall occur.

(b)

Whenever the number of Warrant Shares is adjusted pursuant to Subsection (a) above, the Exercise Price shall simultaneously be adjusted by multiplying the Exercise Price immediately prior to such event by the number of Warrant Shares immediately prior to such event and dividing the product so obtained by the number of Warrant Shares, as adjusted. If an Exercise Price has not yet been established, an adjustment thereof shall be deferred until one is established pursuant to the terms of this Class N-2 Warrant.

(c)

No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in such price; provided, however, that any adjustments which by

Exhibit B - 4

reason of this Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(d)

Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Class N-2 Warrant to be mailed to the Holder.  The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 7, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(e)

In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Class N-2 Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Shares, thereafter the number of such other shares so receivable upon exercise of this Class N-2 Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Subsection (a), above.

(f)

Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Class N-2 Warrant, Class N-2 Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Class N-2 Warrant.

(g)

In case at any time or from time to time conditions arise by reasons of action taken by the Company, which in the reasonable opinion of its Board of Directors, are not adequately covered by the provisions of Section 7 hereof, and which might materially and adversely affect the exercise rights of the Holder hereof, the Board of Directors shall appoint a firm of independent certified public accountants, which may be the firm regularly retained by the Company, which will give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of Section 7 necessary with respect to the Exercise Price then in effect and the number of Common Shares for which the Class N-2 Warrant is exercisable, so as to preserve, without dilution, the exercise rights of the Holder.  Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments described therein.

8.

Loss or Destruction of Class N-2 Warrant.  Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Class N-2 Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Class N-2 Warrant Certificate, if mutilated, the Company shall execute and deliver a new Class N-2 Warrant Certificate of like tenor and date.

9.

Notices.  Any notice, demand or delivery authorized by this Class N-2 Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:

GOLDRICH MINING COMPANY

2607 Southeast Blvd., Suite B211

Spokane, WA 99223-76143412

Attention:  William Schara

Telephone No.: (509) 768-4468

Facsimile No.: (509) 695-3289

Email: wschara@goldrichmining.com

With a copy to:

DORSEY & WHITNEY LLP

1400 Wewatta Street, Suite 400

Denver, CO  80202-5647

Attn:  Jason K. Brenkert, Esq.

Fax:  303-629-3450

Exhibit B - 5

If to the Holder:

at the address set forth on the last page of this Class N-2 Warrant.

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

10.

Rights of the Holder.  Prior to the exercise of any Class N-2 Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or any notice of any proceedings of the Company except as may be specifically provided for herein.

11.

Governing Law.  THIS CLASS N-2 WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ALASKA, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

12.

Amendments; Waivers.  Any provision of this Class N-2 Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13.

Company Reorganization.  In the event of any sale of substantially all the assets of the Company or any reorganization, reclassification, merger or consolidation of the Company where the Company is not the surviving entity, then as a condition to the Company entering into such transaction, the entity acquiring such assets or the surviving entity, as the case may be, shall agree to assume the Company’s obligations hereunder.

************

Exhibit B - 6

IN WITNESS WHEREOF, the Company has duly caused this Class N-2 Warrant to be signed by its duly authorized officer and to be dated as of June X, 2014.

GOLDRICH MINING COMPANY

By:

Name: William Schara

Title: President & CEO

HOLDER:

______________________________

______________________________

______________________________

(Name and address)

Exhibit B - 7

CLASS N-2 WARRANT EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of the Class N-2 Warrant

after delivery of Warrant Exercise Notice)

To:

GOLDRICH MINING COMPANY

The undersigned irrevocably exercises the Class N-2 Warrant for the purchase of _______________ shares (the “Shares”) of Common Shares, par value $0.10 per share, of GOLDRICH MINING COMPANY (the “Company”) at $______________ per Share (the Exercise Price currently in effect pursuant to the Class N-2 Warrant).

The undersigned herewith makes payment of $_____________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Class N-2 Warrant Certificate, surrenders this Class N-2 Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Class N-2 Warrant be registered or placed in the name and at the address specified below and delivered thereto.

(Check one)

The undersigned holder (i) at the time of exercise of these Warrants is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising these Warrants on behalf, or for the account or benefit, of a person in the U.S. or a “U.S. person”; and (iii) did not execute or deliver this Warrant Exercise Form in the United States; or

The undersigned certifies that an exemption from registration under the U.S. Securities Act and any applicable state securities laws is available, and attached hereto is an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of these Warrants must be in form and substance reasonably satisfactory to the Corporation; or

The undersigned certifies that the undersigned is the original purchaser of the Warrants, purchased the Warrants in the United States pursuant to a Purchase Agreement and confirms as of the date hereof, that it remains an “accredited investor” as defined under Rule 501(a) of Regulation D and the representations, warranties and agreements made by the undersigned in such Purchase Agreement remain true and correct in relation to the exercise of the Warrants.

The undersigned acknowledges that the certificates representing the Common Shares issuable upon exercise of this Warrant will bear a legend restricting their transfer under the U.S. Securities Act and applicable state securities laws.

Number of Common Shares beneficially owned or deemed beneficially owned by the Holder on the date of

Exercise: _________________________

Date:

(Signature of Owner)

(Street Address)

(City)

(State)

(Zip Code)

Exhibit B-8

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Class N-2 Warrant evidenced by the within Class N-2 Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Exhibit B-9